                                                                EXHIBIT (d)(6)

                               PURCHASE AGREEMENT


     This Purchase Agreement (this "Agreement") is made and entered into as of January 13, 2000, by and between Echelon International Corporation, a Florida corporation, and Echelon Affordable Housing, Inc., a Florida corporation, as sellers (collectively, "Sellers"), and Heller Affordable Housing, Inc., a Delaware corporation, as purchaser ("Purchaser").


                                   WITNESSETH


     WHEREAS, Sellers are the legal and beneficial owners of limited partner interests (the "Partnership Interests") in five multi-investor tax credit funds (the "Funds"), which Partnership Interests and Funds are more particularly identified in Exhibit A hereto; and

     WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, all the Partnership Interests on the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Purchase of Partnership Interests
          ---------------------------------

          1.1  Basic Transaction.  On and subject to the terms and conditions of
               ------------------
     this Agreement, Purchaser shall purchase from Sellers, and Sellers shall sell to Purchaser, the Partnership Interests.

          1.2  Purchase Price. The aggregate purchase price (the "Purchase
               --------------
     Price") for the Partnership Interests shall equal the sum of $21,065,000 plus the Recapture Premium (as defined in Section 5.7), and shall be payable as follows:

            (a) $21,065,000 shall be paid by Purchaser to Sellers at the closing of the transactions contemplated by this Agreement (the "Closing") by wire transfer of immediately available U.S. funds to an account designated by Sellers; and

          (b) the Recapture Premium shall be paid in accordance with Section 5 hereof.

          1.3  The Closing.  The Closing shall be held at the offices of White &
               -----------
     Case LLP, 1155 Avenue of the Americas, New York, New York 10036, commencing at 10:00 a.m. (New York time) on January 14, 2000, or at such other place and earlier time and date as shall be agreed upon by the parties hereto (the actual date of the Closing is hereinafter referred to as the "Closing Date").

          1.4  Deliveries at Closing.  At the Closing, Sellers will deliver to
               ---------------------
     Purchaser the various certificates, instruments and documents referred to in Section 6.1 hereof, and Purchaser will deliver to Sellers the cash portion of the Purchase Price described in Section 1.2(a) and the various certificates, instruments and documents referred to in Section 6.2 hereof.

     2.   Representations and Warranties of Sellers
          -----------------------------------------

     Sellers represent and warrant to Purchaser that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. The representations and warranties set forth in this Section 2 shall not survive the Closing Date (except for those set forth in Sections 2.5 and 2.12, which shall survive the Closing Date; provided, however, that the representations and warranties set forth in Section 2.5 shall terminate upon the merger of EIN Acquisition Corp. with and into Echelon International Corporation (the "Merger")).

          2.1  Organization.  Each Seller is a corporation duly organized,
               ------------
     validly existing and in good standing under the laws of the State of Florida.

          2.2  Authorization.  Each Seller has full power and authority to
               -------------
     execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and, assuming that this Agreement constitutes a valid and binding obligation of Purchaser, is a valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          2.3  Noncontravention.  Neither the execution and delivery of this
               ----------------
     Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which either Seller is subject or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which either Seller is a party or by which it is bound or to which any of its assets are subject, except for such notices and consents which must be given or obtained pursuant to the partnership agreements for the various Funds (the "Fund Agreements").

          2.4  Description of Partnership Interests.  With respect to each
               ------------------------------------
     Partnership Interest, the following information is set forth on Exhibit A hereto:

               (a) the name, state of organization, taxpayer identification number and tax shelter registration number of the relevant Fund; and

               (b) the number of units comprising such Partnership Interest and whether such Partnership Interest is represented by a separate certificate.

          2.5  Ownership of Partnership Interests.  Sellers are the sole legal
               ----------------------------------
     and beneficial owners of the Partnership Interests. Sellers have not granted any security interests, liens, claims or encumbrances with respect to the Partnership Interests which will remain outstanding as of the Closing Date. At the Closing, Sellers will transfer the Partnership Interests to Purchaser free and clear of any liens, claims or encumbrances of any kind whatsoever of which Sellers have knowledge.

          2.6  Consents.  Except for the consent of the general partner of each
               --------
     Fund (a "General Partner") and except as set forth in the Fund Agreements, no consent, authorization or approval of any person, or of any court or governmental authority, is required in connection with the consummation by Sellers of the transactions contemplated by this Agreement.

          2.7  Capital Contributions.  Sellers have made all scheduled capital
               ---------------------
     contributions required to be made by them to any Fund under the existing Fund Agreements as a result of the ownership of the Partnership Interests.

          2.8  Fund Agreements.  Sellers have provided to Purchaser true and
               ---------------
     correct copies of each Fund Agreement (and all amendments thereto) and all other agreements, instruments or writings of any kind in the possession of Sellers which set forth or govern the rights and obligations of either Seller in its capacity as the owner of the Partnership Interests, in each case to which either Seller is a party or of which either Seller has knowledge.

          2.9  Defaults.  Sellers are not in default with respect to any of
               --------
     their material obligations under any Fund Agreement and, to Sellers' knowledge, no General Partner is in default with respect to any of its material obligations under the applicable Fund Agreement.

          2.10  Audits.  To Sellers' knowledge, except as set forth in Schedule
                ------
     2.10, no income tax audit has ever been commenced by the Internal Revenue Service with respect to any Fund or any lower-tier limited partnership or limited liability company (a "Project Partnership") in which any Fund has invested.

          2.11  Litigation.  To Sellers' knowledge, except as set forth in
                ----------
     Schedule 2.11, no litigation, arbitration or similar proceeding has been commenced, or is threatened, against any Fund or Project Partnership which, if determined adversely to any such party, would materially and adversely affect such Fund or Project Partnership.

          2.12  Brokers.  Sellers have no liability or obligation to pay any
                -------
     fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement and no such person or entity claims any of the foregoing with respect to the transactions contemplated by this Agreement.

     3.   Representations and Warranties of Purchaser
          -------------------------------------------

     Purchaser represents and warrants to Sellers that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date. The representations and warranties set forth in this Section 3 shall not survive the Closing Date (except for (x) those set forth in Sections 3.4, 3.5 and 3.6, which shall survive for a period of one year after the Closing Date, and (y) those set forth in Section 3.7, which shall survive the Closing Date).

          3.1  Organization.  Purchaser is a corporation duly organized, validly
               ------------
     existing and in good standing under the laws of the State of Delaware.

          3.2  Authorization.  Purchaser has full power and authority to execute
               -------------
     and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming that this Agreement constitutes a valid and binding obligation of Sellers, is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.3  Noncontravention.  Neither the execution and delivery of this
               ----------------
     Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Purchaser is subject or any provision of its charter or bylaws, or

     (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets are subject.

          3.4  Due Diligence.  Purchaser has conducted all due diligence that
               --------------
     Purchaser deems necessary or desirable with respect to the Partnership Interests, this Agreement and the transactions contemplated hereby in order for it to enter into this Agreement and consummate the transactions contemplated hereby. Except for the limited representations of Sellers specifically set forth in Section 2 hereof, Purchaser will rely solely upon such due diligence in purchasing the Partnership Interests.
     Notwithstanding anything in this Agreement, it is expressly understood and agreed that Purchaser is acquiring the Partnership Interests "AS IS", "WHERE IS", and that Sellers have not made and do not and will not make any representations or warranties, express or implied, which might be pertinent in considering whether to purchase the Partnership Interests or to make and enter into this Agreement, except, in each case, to the extent of the limited representations set forth in Section 2 hereof. Sellers are not liable or bound in any manner by any warranties, either express or implied, guarantees, or any promises, statements, representations or information pertaining to the Partnership Interests or to the value thereof made or furnished by any broker or any agent, employee, servant or other person representing or purporting to represent Sellers.

          3.5  Purchase for Investment.  Purchaser will acquire the Partnership
               -----------------------
     Interests for its own account for investment and not with a view toward any resale or distribution thereof, without prejudice, however, to the rights of Purchaser at all times to sell or otherwise dispose of all or any part of the Partnership Interests under the Securities Act of 1933, as amended (the "Securities Act"), or under an exemption from such registration available under the Securities Act. Purchaser is an "accredited investor" as defined under Regulation D of the Securities Act and has substantial experience in purchasing investments similar to the Partnership Interests. Purchaser has evaluated the merits and risks inherent in purchasing the Partnership Interests and is a able to bear the financial risks of such investment.

          3.6  Tax Status.  Purchaser is neither a "foreign person" within the
               ----------
     meaning of Sections 897 and 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a "tax-exempt entity" within the meaning of
     Section 168(h)(2) of the Code.

          3.7  Brokers.  Purchaser has no liability or obligation to pay any
               -------
     fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Agreement and no such person or entity claims any of the foregoing with respect to the transactions contemplated by this Agreement.

     4.   Covenants
          ---------

          4.1  Consents.  Purchaser will use reasonable efforts to obtain, prior
               --------
     to January 14, 2000, all consents required for the admission of Purchaser as a substitute limited partner in each Fund (the "Consents"); provided that Sellers shall have cooperated with Purchaser in obtaining such Consents and in complying with the applicable requirements of the Fund Agreements prior to such time. Purchaser shall pay all costs incurred by it in connection with obtaining the Consents and effecting the admission of Purchaser as a substitute limited partner in each Fund, including any amounts payable to any General Partner pursuant to a Fund Agreement.

          4.2  Delivery of Documents.  Prior to Closing, Sellers shall deliver
               ---------------------
     to Purchaser all documents, or copies thereof, in its possession which relate to any of the Funds and which do not contain any proprietary or confidential information. Sellers may retain copies of any or all of such documents.

          4.3  Transfer Taxes.  Purchaser shall pay when due all transfer taxes,
               --------------
     if any, imposed by any governmental authority with respect to the transfer of the Partnership Interests to Purchaser, and shall indemnify and hold Sellers harmless from and against any loss, liability or claim against or incurred by Sellers as a result of Purchaser's failure to pay such transfer taxes.

          4.4  Allocation of Purchase Price.  The Purchase Price shall be
               ----------------------------
     allocated among the Partnership Interests in accordance with the schedule attached hereto as Exhibit B. Each Seller and Purchaser shall utilize such allocation in the preparation of all tax returns and financial statements reflecting its sale or purchase, as the case may be, of the Partnership Interests and shall not take any positions which are inconsistent therewith.

     5.   Recapture Bonds
          ---------------

          5.1  Procedures.  Promptly after Closing, Purchaser and Sellers shall
               ----------
     take the following actions in order to obtain any recapture bonds (the "Bonds") required to be delivered to the Internal Revenue Service (the "IRS") in order for Sellers to avoid any recapture of federal income tax credits claimed by Sellers pursuant to Section 42 of the Code with respect to their ownership of the Partnership Interests.

               (a) Sellers shall request from the IRS a 30-day extension of the due date for providing the Bonds (such due date, as it may be extended from time to time, is hereinafter referred to as the "Bonding Date");

               (b) Purchaser shall use its best efforts to obtain a written commitment from a surety selected by Purchaser and reasonably acceptable to Sellers (the "Surety") which contains the following provisions:

                    (i) if the Merger occurs prior to the Bonding Date and Purchaser guarantees the obligations of Sellers to the Surety with respect to the Bonds, the Surety will issue the Bonds on or prior to the Bonding Date for a premium based on Purchaser's credit rating;

                    (ii) if the Merger does not occur prior to the Bonding Date and Purchaser does not guarantee the obligations of Sellers to the Surety with respect to the Bonds, the Surety will issue the Bonds on or prior to the Bonding Date for a premium based on Sellers' credit rating; and

                    (iii) if the Merger occurs after the Bonding Date and the
               Surety has already issued the Bonds for a premium based on Sellers' credit rating and Purchaser then delivers to the Surety a guarantee of the obligations of Sellers to the Surety with respect to the Bonds, then the surety will pay to the Purchaser, in exchange for such guarantee, an amount equal to the excess of
               (x) the premium charged for the Bonds based on Sellers' credit rating over (y) the premium that would have been charged for the Bonds based on Purchaser's credit rating.

               (c) Purchaser and Sellers shall cooperate with each other and prepare, execute and deliver such documents and forms as may be necessary to obtain the Bonds prior to the Bonding Date.

          5.2  Merger Occurs Prior to Bonding Date.  If the Merger occurs prior
               -----------------------------------
     to the Bonding Date, whether or not the commitment described in Section 5.1(b) is obtained, Purchaser will (a) provide such guarantee or other form of credit enhancement as may be required in order to cause a surety to issue the Bonds on behalf of Sellers on or prior to the Bonding Date and
     (b) pay directly to such surety the full amount of all premiums payable as consideration for the issuance of the Bonds.

          5.3  Bonding Date Occurs Prior to Merger.  If the Bonding Date occurs
               -----------------------------------
     prior to the Merger, whether or not the commitment described in Section 5.1(b) is obtained, Sellers will (a) cause a surety to issue the Bonds on behalf of Sellers on or prior to the Bonding Date and (b) pay directly to such surety any premium then due as consideration for the issuance of the Bonds. Within two business days after the later of (x) the consummation of the Merger and
     (y) the delivery by Sellers to Purchaser of a receipt and/or invoice for any premium paid and/or payable as consideration for the issuance of the Bonds, Purchaser will pay to Sellers an amount equal to such premium. If, after the Merger, Purchaser guarantees the obligations of Sellers to a surety with respect to the Bonds, then Purchaser shall be entitled to retain any rebate or other payment made by such surety in exchange for Purchaser's guarantee.

          5.4  Merger Does Not Occur.  If any agreement with respect to the
               ---------------------
     merger is not executed prior to January 31, 2000, or following execution such agreement is terminated for any reason, Purchaser shall pay $435,000 to Sellers within two business days after the applicable date and, upon such payment, shall be relieved of any further obligations under this
     Section 5.

          5.5  Merger Occurs but Bonds Not Obtained.  If, for any reason other
               ------------------------------------
     than the willful failure by Sellers to comply with the provisions of this
     Section 5, the Sellers are unable to obtain the Bonds and the Merger is consummated despite the absence of the Bonds, Purchaser shall pay, and hereby agrees to pay, to Sellers an amount equal to fifty percent (50%) of any "credit recapture amount" (as defined in Section 42(j)(2) of the Code) of Sellers resulting from the transfer of the Partnership Interests pursuant hereto.

          5.6  Payments.  Any amounts payable to Sellers pursuant to Section
               --------
     5.3, Section 5.4 or Section 5.5 shall be paid by wire transfer of immediately available U.S. funds to an account designated by Sellers. Any amount payable by Purchaser pursuant to Section 5.3 shall be paid in such manner as shall be agreed upon by Purchaser and the surety.

          5.7  Recapture Premium.  For purposes of this Agreement, the term
               -----------------
     "Recapture Premium" shall mean the amount payable by Purchaser pursuant to
     Section 5.2, Section 5.3 (less any rebate or other payment received by Purchaser from a surety), Section 5.4 or Section 5.5, as the case may be.

          5.8  Purchaser to Include Affiliates.  For purposes of the foregoing
               -------------------------------
     provisions of this Section 5, the term "Purchaser" also includes any affiliate of Purchaser that performs any of the obligations of Purchaser under this Section 5.

     6.   Closing Conditions
          ------------------

          6.1  Conditions to Obligations of Purchaser.  The obligation of
               --------------------------------------
     Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions:

               (a) the representations and warranties set forth in Section 2 shall be true and correct in all material respects as of the Closing Date;

               (b) Sellers shall have performed and complied with all their covenants hereunder in all material respects through the Closing Date;

               (c) there shall not be any injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (d) Sellers shall have delivered to Purchaser a Closing Certificate in the form attached hereto as Exhibit C;

               (e) to the extent that Sellers have previously granted security interests to the Funds with respect to the Partnership Interests, Sellers shall have delivered to Purchaser, with respect to each such Partnership Interest, a copy of a termination statement evidencing the termination of the applicable Fund's security interest in such Partnership Interest or such other documentation reasonably satisfactory to Purchaser which evidences that the security interest has been terminated;

               (f) each of the required Consents shall have been obtained and appropriate documentation, in each case in the form specified by the respective Fund Agreement and otherwise in form and substance reasonably satisfactory to Purchaser, shall have been executed by all relevant parties to effect the transfer of the Partnership Interests to Purchaser and the admission of Purchaser as a substitute limited partner in each Fund; and

               (g) Sellers shall have delivered to Purchaser a Certificate of Non-Foreign Status in the form attached hereto as Exhibit D.

          6.2  Conditions to Obligations of Seller.  The obligation of Sellers
               -----------------------------------
     to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions:

               (a) the representations and warranties set forth in Section 3 shall be true and correct in all material respects as of the Closing Date;

               (b) Purchaser shall have performed and complied with all its covenants hereunder in all material respects through the Closing Date;

               (c) there shall not be any injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (d) Purchaser shall have delivered to Sellers a Closing Certificate in the form attached hereto as Exhibit E; and

               (e) each of the required Consents shall have been obtained and appropriate documentation, in each case in the form specified by the respective Fund Agreement and otherwise in form and substance reasonably satisfactory to Sellers, shall have been executed by all relevant parties to effect the transfer of the Partnership Interests to Purchaser and the admission of Purchaser as a substitute limited partner in each Fund, and Purchaser shall have cooperated with Sellers in complying with the applicable requirements set forth in the Fund Agreements relating to the transfer of the Partnership Interests to Purchaser and the admission of Purchaser as a substitute limited partner.

     7.   Miscellaneous
          -------------

          7.1  No Third Party Beneficiaries.  This Agreement shall not confer
               ----------------------------
     any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

          7.2  Succession and Assignment.  This Agreement shall be binding upon
               -------------------------
     and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

          7.3  Counterparts.  This Agreement may be executed in one or more
               ------------
     counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          7.4  Headings.  The section headings contained in the Agreement are
               --------
     inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.5  Notices.  All notices, requests, demands, claims, and other
               -------
     communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


    If to Sellers prior to the Merger:
    ---------------------------------

                              Echelon International Corporation
                        and Echelon Affordable Housing, Inc.
                        450 Carillon Parkway, Suite 200
                        St. Petersburg, Florida 33716
                        Attn: Susan Glatthorn Johnson, Esq.
                        Telecopy No: (727) 803-8203

        with a copy, which shall not constitute notice, prior to the Merger, to:

                        White & Case LLP
                        1155 Avenue of the Americas
                        New York, New York, 10036-2787
                        Attn: William F. Wynne, Jr., Esq.
                        Telecopy No: (212) 354-8113

    If to Sellers after the Merger:
    ------------------------------

                        950 Third Avenue
                        New York, New York 10022
                        Attn: James Haber
                        Telecopy No: (212) 688-7908

         with a copy, which shall not constitute notice, after the Merger, to:

                        Brown Raysman Millstein Felder and Steiner LLP 120 West 45th Street
                        New York, New York 10036
                        Attn: Robert M. Unger, Esq.
                        Telecopy No: (212) 840-2429

    If to Purchaser:    Heller Affordable Housing, Inc
    ---------------
                        500 West Monroe
                        30th Floor
                        Chicago, Illinois 60661

                        Attn:  Larry Mandel
                        Telecopy No: (312) 441-7560


         with a copy, which shall not constitute notice, to:

                        Paul, Hastings, Janofsky & Walker LLP
                        600 Peachtree St., NE, Suite 2400
                        Atlanta, Georgia  30308
                        Attn:  Philip J. Marzetti, Esq.
                        Telecopy No. (404) 815-2424

     Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          7.7  Governing Law.  This Agreement shall be governed by and construed
               -------------
     in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          7.8  Amendments and Waivers.  No amendment of any provision of this
               ----------------------
     Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Sellers. No waiver by any party of any default, misrepresentation, or beach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          7.9  Severability.  If any term, provision, covenant or restriction
               ------------
     contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.10  Expenses.  Except as otherwise specifically provided herein,
                --------
     each party hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

               7.11  Construction.  The parties have participated jointly in the
                     ------------
     negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          7.12  Knowledge.  When any representation or warranty contained in
                ---------
     this Agreement is expressly qualified by the knowledge of Sellers, such knowledge shall mean the actual knowledge of Larry J. Newsome, James R. Hobbs, Jr. and Dan R. Johnson.

          7.13  Incorporation of Exhibits and Schedules.  The Exhibits and
                ---------------------------------------
     Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          7.14  Entire Agreement.  This Agreement constitutes the entire
                ----------------
     agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

          7.15  Termination.  This Agreement shall terminate automatically if
                -----------
     the Closing does not occur on or before January 14, 2000, unless the Closing Date is extended by mutual agreement of all the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



PURCHASER:               HELLER AFFORDABLE HOUSING, INC.


                         By:_______________________________________
                              Name:________________________________
                              Title:_______________________________



SELLERS:                 ECHELON INTERNATIONAL CORPORATION


                         By:_______________________________________
                              Name:________________________________
                              Title:_______________________________


                         ECHELON AFFORDABLE HOUSING, INC.


                         By:_______________________________________
                              Name:________________________________
                              Title:_______________________________

                                   EXHIBIT A


                      DESCRIPTION OF PARTNERSHIP INTERESTS


                                         Taxpayer         Tax Shelter        Number of      Holding in
                       State of       Identification      Registration       Units Held     Certificate
   Name of Fund      Organization         Number         Number of Fund                        Form?

========================================================================================================
 American Tax
 Credit Corporate      Delaware         31-1455367         96058000264            4              No
 Fund III, L.P.


 KeyCorp
 Investment              Ohio           34-1811098                                6              No
 Limited
 Partnership II


 Lehman Housing
 Tax Credit Fund       New York         13-3928458         95276000023        6.738544          Yes
 L.P.


 Lehman Housing
 Tax Credit Fund       Delaware         13-3932050         97241000369          8.673           Yes
 VI L.P.

 National
 Corporate Tax        California        95-4593894         97139000133            5              No
 Credit Fund VII

                                    EXHIBIT B


                          ALLOCATION OF PURCHASE PRICE



     The cash portion of the Purchase Price payable pursuant to Section 1.2(a) of the Agreement shall be allocated among the Partnership Interests as follows:



        Partnership Interest                        Price
        --------------------                        -----

Lehman Housing Tax Credit Fund L.P.             $ 4,452,826
Lehman Housing Tax Credit Fund VI L.P.            5,720,099
KeyCorp Investment Limited Partnership II         4,989,556
National Corporate Tax Credit Fund VII            3,092,815
American Tax Credit Corporate Fund III, L.P.      2,809,704
                                                ===========
     TOTAL                                      $21,065,000


     The Recapture Premium payable pursuant to Sections 1.2(b) and 5 of the Agreement shall be allocated among the Partnership Interests in the same ratios as the foregoing cash portion of the Purchase Price is allocated among such Partnership Interests.

                                   EXHIBIT C


                              CLOSING CERTIFICATE


     Pursuant to Section 6.1(d) of the Purchase Agreement between Echelon International Corporation and Echelon Affordable Housing, Inc. ("Sellers") and Heller Affordable Housing, Inc. ("Purchaser") made and entered into as of January 13, 2000 (the "Purchase Agreement"), the undersigned hereby certify on behalf of Sellers as follows:

               (1) The representations and warranties of Sellers set forth in
     Section 2 of the Purchase Agreement are true and correct in all material respects as of the date hereof;

               (2) Sellers have performed and complied with all its covenants under the Purchase Agreement in all material respects through the date hereof; and

               (3) No injunction, judgment, order, decree or ruling is in effect with respect to Seller which would prevent the consummation of the transactions contemplated by the Purchase Agreement.

     This ____ day of January, 2000.



                                        ECHELON INTERNATIONAL CORPORATION


                                        By:   ___________________________
                                              Name:______________________
                                              Title:_____________________


                                        ECHELON AFFORDABLE HOUSING, INC.


                                        By:   ___________________________
                                              Name:______________________
                                              Title:_____________________

                                   EXHIBIT D

                       CERTIFICATE OF NON-FOREIGN STATUS

     In order to comply with Sections 897 and 1445 of the Internal Revenue Code (the "Code"), the undersigned hereby certify on behalf of Echelon International Corporation and Echelon Affordable Housing, Inc. (the "Sellers") as follows:

               (1) Neither Seller is a "foreign person" within the meaning of
     Section 7701 of the Code;

               (2) The employer identification number of Echelon International Corporation is 59-2554218, and the employer identification number of Echelon Affordable Housing, Inc. is 59-3420655;

               (3) The address of each Seller is 450 Carillon Parkway, Suite 200, St. Petersburg, Florida 33716; and

               (4) Each Seller understands that this certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both.

     Under penalties of perjury, the undersigned declare that they have examined this certification and, to the best of their knowledge and belief, it is true, correct and complete, and they further declare that they have the authority to sign this certification on behalf of the Sellers.

     This _____ day of January, 2000.


                                        ECHELON INTERNATIONAL CORPORATION


                                        By:   ___________________________
                                              Name:______________________
                                              Title:_____________________

                                        ECHELON AFFORDABLE HOUSING, INC.


                                        By:   ___________________________
                                              Name:______________________
                                              Title:_____________________

                                   EXHIBIT E


                              CLOSING CERTIFICATE


     Pursuant to Section 6.2(d) of the Purchase Agreement between Echelon International Corporation and Echelon Affordable Housing, Inc. ("Sellers") and Heller Affordable Housing, Inc. ("Purchaser") made and entered into as of January 13, 2000 (the "Purchase Agreement"), the undersigned hereby certifies on behalf of Purchaser as follows:

          (1) The representations and warranties of Purchaser set forth in
     Section 3 of the Purchase Agreement are true and correct in all material respects as of the date hereof;

          (2) Purchaser has performed and complied with all its covenants under the Purchase Agreement in all material respects through the date hereof; and

          (3) No injunction, judgment, order, decree or ruling is in effect with respect to Purchaser which would prevent the consummation of the transactions contemplated by the Purchase Agreement.

     This ____ day of January, 2000.



                                        HELLER AFFORDABLE HOUSING, INC.


                                        By:   ___________________________
                                              Name:______________________
                                              Title:_____________________